UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    August 26, 2005
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                             SALISBURY BANCORP, INC.
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               (Exact name of registrant as specified in charter)

       Connecticut                                 0-24751           06-1514263
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(State or other jurisdiction of incorporation)(Commission File Number) (IRS
Employer Identification No.)

    5 Bissell Street, Lakeville, Connecticut                         06039-1868
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(Address of principal executive offices)                             (zip code)

Registrant's telephone number, including area code:  (860) 435-9801
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (12 C.F.R. 230.425)

[ ] Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 C.F.R.
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 C.F.R. 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 C.F.R. 240.13e-4(c))

Items 5.05. Amendments to the Registrant's Code of Ethics, or Waiver of a
            Provision of the Code of Ethics.

         On September 2, 2005, Salisbury Bancorp, Inc. (the "Company") filed a Form 8-K to report that the Board of Directors had adopted revisions to its Code of Ethics and Conflicts of Interest Policy (the "Code of Ethics").

         In the Form 8-K, the Company also reported that on August 26, 2005 the Board of Directors reviewed certain outside employment activities of John F. Foley, the Company's Chief Financial Officer and principal accounting officer. On September 30, 2005, the Board approved, in accordance with the provisions of the revised Code of Ethics, Mr. Foley's outside employment activities as a local Fire Marshal and as Treasurer and Clerk of a local fire district.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Dated: October 3, 2005                     SALISBURY BANCORP, INC.

                                           By: /s/ John F. Perotti
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                                           John F. Perotti
                                           Chairman and Chief Executive Officer